N-SAR EXHIBIT 77C

OPPENHEIMER CORE BOND FUND

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Core Bond Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting Proposal No. 2 (including all of its sub-proposals) and Proposal No. 3 were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                                 150,230,080                                2,771,732
Edward L. Cameron                                    150,207,737                                2,794,076
Jon S. Fossel                                               150,315,430                                2,686,383
Sam Freedman                                             150,729,353                                2,272,459
Richard F. Grabish                                       150,946,496                                2,055,316
Beverly L. Hamilton                                     150,882,474                                2,119,339
Robert J. Malone                                          150,889,950                                2,111,863
F. William Marshall, Jr.                                150,886,528                                2,115,285
Victoria J. Herget                                           150,912,115                                2,089,697
Karen L. Stuckey                                           151,137,581                                1,864,232
James D. Vaughn                                           151,191,491                                1,810,322
William F. Glavin, Jr.                                     151,115,310                                1,886,503

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
113,746,069                 5,863,390                                3,589,462                                29,802,892

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
114,557,241                 5,330,380                                3,311,296                                29,802,892

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote
113,737,453                5,927,242                                3,534,222                                29,802,892

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
113,591,692                6,130,377                                3,476,851                                29,802,892

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
114,067,637                5,641,649                                3,489,631                                29,802,892

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
113,945,401               5,843,363                                3,410,155                                29,802,892

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
113,623,673               6,047,890                                3,527,358                                29,802,892

2o:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain                                Broker Non Vote
109,643,416               10,073,852                                3,481,650                                29,802,892

2p:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain                                Broker Non Vote
114,026,692               5,786,249                                3,385,978                                29,802,892

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
115,405,227               4,573,877                                3,219,815                                29,802,892